ASSIGNMENT

FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, the undersigned, WALL-STREET.COM LLC (the “Company”), a Florida limited liability company, hereby transfers, sells, conveys and assigns to WALL STREET MEDIA CO, INC. all of its respective right, title and interest in and to the domain name (“Domain Names”) as identified and disclosed in Exhibit A attached hereto. The Domain Name transferred and assigned herein is free and clear of any liens, encumbrances, security interest and all other claims. As a result of this Assignment, the undersigned acknowledges that it will have no further right or interest of any kind in and to the Domain Name.

The undersigned covenants and agrees to execute and deliver such other documents or other instruments as may be reasonably necessary in order to effectuate the transfer and assignment of the subject Domain Name as provided for herein.

This Assignment is binding upon the undersigned and its successors and assigns and shall be governed in accordance with the laws of the State of Florida

EXECUTED as of the 4th day of March, 2014

WALL-STREET.COM, LLC.

By:	/s/ Jerrold D. Burden
Jerrold D. Burden, Manager

EXHIBIT A

THIS EXHIBIT is attached to and made a part of that certain Assignment dated March 4th, 2014 by and between WALL-STREET.COM, LLC (the “Company”) and WALL STREET MEDIA CO, INC.

Domain Names.

The domain names which are being transferred, assigned and conveyed under the terms of the subject Assignment are as follows:

1. The domain name “Wall-Street.com”

2